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                                                                 EXHIBIT (21)(a)


                     SUBSIDIARIES OF CMS ENERGY CORPORATION
                              AT DECEMBER 31, 1998


                                                                Percent Voting
                                                                Stock Owned by
                                                                  CMS Energy                      Incorporated
--------------------------------------------------------------------------------------------------------------
Consumers Energy Company ("Consumers")                                100                           Michigan

         Michigan Gas Storage Company                                  0                            Michigan
         (100% Owned by Consumers)*

CMS Enterprises Company ("ACMS Enterprises")                          100                           Michigan

         CMS Generation Co.                                            0                            Michigan
         (100% Owned by CMS Enterprises)


*Subject to regulation by FERC